UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

On October 8, 2026, Atkore Inc. (the “Company”) gave conditional notice of redemption pursuant to the Indenture, dated as of May 26, 2021 (the “Indenture”), among the Company, the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), that the Company has elected to redeem on the Redemption Date (as defined below) all outstanding notes under the Indenture, consisting of $400,000,000 aggregate principal amount of 4.25% Senior Notes due 2031 (the “Notes”).

The redemption is subject to the satisfaction or waiver of certain conditions precedent as provided in the notice of redemption, including (i) the completion of the merger of Trinity Merger Sub, Inc. (“Merger Sub”) with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 2, 2026 (the “Merger Agreement”), by and among the Company, Prysmian S.p.A. (“Buyer”), Merger Sub and, solely for purposes of Sections 9.8 and 9.15 thereof, Prysmian Cables and Systems USA, LLC, and (ii) Buyer having provided or caused to be provided to the Trustee, as contemplated by Section 6.14(b) of the Merger Agreement, funds sufficient to effect the redemption in compliance with the provisions of the Indenture (including any fees or expenses payable to any agent or counsel of the Trustee). The redemption will take place on October 19, 2026, or such later date as may be designated by the Company in accordance with the notice of redemption (the “Redemption Date”). In the discretion of the Company, the Redemption Date may be delayed until such time as the conditions precedent are satisfied or waived, or the redemption may not occur and the notice of redemption may be rescinded if such conditions have not been satisfied or waived by the original Redemption Date or any delayed Redemption Date, as applicable.

The redemption price with respect to any redeemed Note will be equal to 102.125% of the principal amount of such Note (which is equal to $1,021.25 per $1,000 principal amount), plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture or an offer to tender for, or purchase, any Notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or waived or that the redemption will occur.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: October 8, 2026